                                                                    Exhibit 10.1

Execution Copy

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            GLOBALOPTIONS GROUP, INC.

                                       AND

                               HYPERION RISK, INC.

                                 AUGUST 10, 2006

Execution Copy

                            ASSET PURCHASE AGREEMENT

         THIS ASSET  PURCHASE  AGREEMENT (the  "AGREEMENT"),  is made August 10,
2006, by and among  GLOBALOPTIONS  GROUP, INC., a Nevada corporation  ("BUYER"),
Hyperion Risk, Inc., a Florida corporation ("SELLER").

                                    RECITALS

         Seller desires to sell,  and Buyer desires to purchase,  the Assets (as defined  below) of Seller  for the  consideration  and on the terms set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                      SALE AND TRANSFER OF ASSETS; CLOSING

         SECTION  1.1   ASSETS TO BE SOLD.  Upon the terms  and  subject  to the
conditions  set forth in this  Agreement,  at the Closing (as defined in Section
1.6 below),  Seller shall sell, convey,  assign,  transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller,  free and clear of any charge, claim, equitable interest,  lien, option, pledge,  security interest,  mortgage, encroachment,  or  restriction  of any kind (an  "ENCUMBRANCE"),  other than any
Encumbrance  identified  on  ANNEX  A  as  acceptable  to  Buyer  (a  "PERMITTED
ENCUMBRANCE"),  all of Seller's  property and assets,  real,  personal or mixed, tangible  and  intangible,  of every  kind and  description,  wherever  located,
belonging  to  Seller  and  used  in  the  conduct  of  the   Seller's   private
investigations and security consulting business (the "BUSINESS"),  including the following (but excluding the Excluded Assets):

                  (a)   all leasehold  interest in all real property  leased or
used by Seller (the "REAL PROPERTY"),  including the Real Property  described in
SCHEDULE 2.6;

                  (b)   all equipment,  furniture,  office  equipment,  computer
hardware,  supplies,  materials,  vehicles, and other items of tangible personal property  (other  than  inventory)  of every kind owned or leased by Seller (the
"TANGIBLE  PERSONAL  PROPERTY"),  including  those items  described  in SCHEDULE
2.7(B);

                  (c)   all trade accounts  receivable and all other accounts or
notes receivable of Seller (the "ACCOUNTS RECEIVABLE");

                  (d)   any oral or written  contracts  or  agreement  (i) under
which Seller has or may acquire any rights or benefits,  (ii) under which Seller has or may become  subject to any  obligation  or  liability,  or (iii) by which
Seller or any of the  Assets  is or may  become  bound  (any  such  contract  or agreement,  a "SELLER  CONTRACT"),  including those Seller  Contracts  listed on
SCHEDULE 2.14;

                  (e)   all Governmental  Authorizations  (as defined in SECTION
2.11(B)) and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer;

                  (f)   all  data  and  records  related  to the  operations  of
Seller, and copies of all records referenced in SECTION 1.2(E) below;

                  (g)   all of the  intangible  rights and  property  of Seller,
including the Intellectual  Property Assets (as defined in SECTION 2.16) and the
Proprietary Assets (as defined in SECTION 2.16), going concern value,  goodwill, telephone,  telecopy, and e-mail addresses, websites, domain names, and listings including the name "Hyperion Risk,"  abbreviations  thereof,  and Hyperion Risk,
Inc., or any previous name or names utilized by the Seller;

                  (h)   all insurance  benefits,  including rights and proceeds,
arising from or relating to the Assets prior to the Closing Date;

                  (i)   all claims of Seller  against third parties  relating to
the Assets;

                  (j)   all cash and cash  equivalents  and all  securities  and
short term investments;

                  (k)   all rights of Seller  relating to  deposits  and prepaid
expenses,  claims for refunds and rights to offset in respect  thereof which are not excluded under SECTION 1.2(F); and

                  (l)   all other properties and assets of every kind, character
and description, tangible or intangible, of every kind and description, owned by
Seller, whether or not similar to the items specifically set forth above.

All of the property and assets to be transferred to Buyer hereunder are referred to collectively as the "Assets".  Notwithstanding the foregoing, the transfer of the Assets  pursuant to this  Agreement  will not include the  assumption of any liability or obligation in respect  thereof unless the Buyer  expressly  assumes such liability or obligation pursuant to SECTION 1.4(A).

         SECTION 1.2    EXCLUDED   ASSETS.   Notwithstanding   anything  to  the
contrary contained in Section 1.1 or elsewhere in this Agreement,  the following items  (collectively,  the  "EXCLUDED  ASSETS")  are not  part of the  sale  and purchase contemplated  hereunder,  are excluded from the Assets, and will remain the property of Seller after the Closing:

                  (a)   the minute book, membership records, and company seal of
Seller;

                  (b)   the equity of Seller;

                  (c)   all of  Seller's  life  insurance  policies  and  rights
thereunder (except to the extent specified in Sections 1.1(h) and (i));

                  (d)   all  personnel  records and other records that Seller is
required by law to retain in its possession;

                  (e)   all claims  for  refund of taxes and other  governmental
charges of whatever nature;

                  (f)   all rights in connection with and assets of any Employee
Benefit Plans (as defined in Section 2.10 below);

                  (g)   all rights of Seller in connection with the transactions
contemplated hereby; and

                  (h)   the property and assets expressly designated in SCHEDULE
2.7(A).

         SECTION  1.3   PURCHASE PRICE.  The  consideration  for the Assets (the
"PURCHASE PRICE") will be Three Million Four Hundred Thousand and No/100 Dollars
($3,400,000) wherein the Purchase Price shall include: (i) cash in the amount of
One Million Nine Hundred Thousand and No/ Dollars ($1,900,000) ("Cash Portion");
and (ii) Buyer's  stock in the amount of One Million  Five Hundred  Thousand and
No/ Dollars  ($1,500,000)  ("Stock Portion"),  and the assumption of the Assumed
Liabilities (as defined in Section 1.4 below).

In accordance with SECTION 1.7(B),  at the Closing,  the Purchase Price shall be delivered  by Buyer to Seller,  as follows:  (A) the payment of One Million Nine
Hundred Thousand and No/100 Dollars  ($1,900,000) by wire transfer to an account specified  by Seller;  (B) an amount  equal to Two Hundred  Fifty  Thousand  and
No/100 Dollars  ($250,000) of the Stock Portion of the Purchase Price at Closing
to the Law Offices of Morton S.  Taubman,  as escrow agent (the "ESCROW  AGENT")
under the Escrow Agreement (as defined in SECTION 1.7(A) below);  (C) at Closing an amount equal to Six Hundred Thousand and NO/ Dollars  ($600,000) of the Stock
Portion of the Purchase  Price shall be  delivered to the Seller;  (D) an amount equal to One Hundred Fifty  Thousand and  No/100Dollars  ($150,000) of the Stock
Portion of the Purchase price shall be delivered to the Seller one year from the date of the Closing Date;  (E) an amount equal to Two Hundred Fifty Thousand and
No/100Dollars  ($250,000)  of the Stock  Portion of the Purchase  price shall be delivered to the Seller two years from the date of the Closing Date;  and (F) an amount equal to Two Hundred Fifty Thousand and  No/100Dollars  ($250,000) of the
Stock Portion of the Purchase price shall be delivered to the Seller three years from the date of the Closing Date.  The Stock Portion shall be paid in shares of common  stock of Buyer  ("Stock"),  which  number of shares  shall  equal to the number of shares  resulting  from  $1,500,000  divided by the  average per share price of the closing prices of the sales of Common Stock, as of one day prior to the Closing Date, on all  securities  exchanges on which Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such  exchanges at the end of such day,  or, if on any day  Common  Stock  are not so  listed,  the average of the  representative  bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day Common Stock are not quoted in the NASDAQ  System,  the average of the highest bid and lowest  asked  prices on such day in the  domestic  over-the-counter  market as reported by the  National

Quotation Bureau Incorporated,  or any similar successor  organization,  in each such case  averaged  over a period of 30 days  consisting of the day as of which the Fair  Market  Value of a Share is being  determined  and the 29  consecutive trading days prior to such day.

         SECTION 1.4    LIABILITIES.

                  (a)   At the  Closing,  Buyer shall assume and be obligated to
discharge only the following specifically enumerated liabilities and obligations of Seller (the "ASSUMED LIABILITIES"):

                        (i)       any trade account  payable that is incurred by
Seller in the  Ordinary  Course of Business at the  Closing  Date,  in each case which  remains  unpaid as of the Closing,  providing  such account  payables are described and aged in Schedule 1.4(a)(i);

                        (ii)      any liability  arising after the Closing under
any Seller Contract included in the Assets (other than any liability arising out of or relating to a breach which occurred prior to the Closing); and

                        (iii)     any liability of Seller  described in SCHEDULE
1.4(A)(III), including amounts owed to Sun Trust.

                  (b)   All  liabilities  and  obligations  of  Seller,  whether
arising  prior to the  Closing  Date,  other than the Assumed  Liabilities,  are referred to as the "RETAINED LIABILITIES".  All of the Retained Liabilities will remain  the  sole  responsibility  of and will be  retained  solely  by  Seller.
Retained  Liabilities include, but not limited to, the legal and accounting fees incurred  by the Seller as a result of the  anticipated  transaction  under this
Agreement, whether such fees are incurred before or after the Closing Date.

         SECTION 1.5    ALLOCATION.  The Purchase Price will be allocated as set
forth in EXHIBIT 1.5. After the Closing,  the parties shall make  consistent use of the  allocation  specified in EXHIBIT 1.5 for all tax purposes and in any tax returns filed with the Internal  Revenue Service in respect  thereof,  including
IRS Form 8594.

         SECTION 1.6    CLOSING.  The  consummation  of the  purchase  and  sale
provided  for in this  Agreement  (the  "CLOSING")  will take  place at  Buyer's offices at New York City, at 10:00 a.m.  (local time) on a date mutually  agreed to by the  parties  but not later than  August 15,  2006 (the  "CLOSING  DATE").
Provided,  however,  the Closing Date shall be automatically  extended to permit the Seller sufficient time to provide the audited financial  statements required in a form in  compliance  with  Section 2.4 of this  Agreement,  but in no event later than  August  31,  2006.  Delivery  of  documents  at the  Closing  may be accomplished  by  facsimile  and/or PDF  electronic  files,  to be  followed  by delivery of originals  by overnight  courier,  of national  reputation,  the day after Closing.

         SECTION 1.7    CLOSING OBLIGATIONS.

                  (a)   At the Closing, Seller shall deliver to Buyer:

                        (i)       a bill of sale for all of the Assets in a form
to be agreed upon (the "BILL OF SALE"), executed by Seller; ----

                        (ii)      an  assignment  of all of the Assets which are
intangible personal property in the form of EXHIBIT 1.7(A)(II), which assignment shall also contain Buyer's undertaking and assumption of the Assumed Liabilities
(the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), executed by Seller;

                        (iii)     with respect to each interest in real property
leased by Seller  as set forth in  SCHEDULE  2.6(B)  below,  an  Assignment  and
Assumption  of Lease in the form of EXHIBIT  1.7(A)(III)  (the  "ASSIGNMENT  AND
ASSUMPTION OF LEASE"), executed by Seller and the applicable lessor;

                        (iv)      copies   of  any  other   consent   (excluding
consents  relating  to the  Non-Material  Contracts  (as  defined in SECTION 1.8 below)) required to be obtained in connection with the execution and delivery of this Agreement and the consummation of the transactions  contemplated  hereby as disclosed on SCHEDULE 2.2(C);

                        (v)       an  escrow  agreement  in the form of  EXHIBIT
1.7(A)(V),  executed  by  Seller,  Buyer  and  the  Escrow  Agent  (the  "ESCROW
AGREEMENT");

                        (vi)      the  employment  agreements  in  the  form  of
EXHIBIT  1.7(A)(VI),  executed by Frank  Pinder and Ron Morgan (the  "EMPLOYMENT
AGREEMENTS");

                        (vii)     the    noncompetition,    nondisclosure    and
nonsolicitation  agreements  in the form of  EXHIBIT  1.7(A)(VII),  executed  by employees listed on SCHEDULE 1.7.(A)(VII);

                        (viii)    a  certificate  of  the  Secretary  of  Seller
certifying,  as complete and accurate as of the Closing,  attached copies of the
Articles of Incorporation and the bylaws of Seller, certifying and attaching all
requisite  resolutions  or  actions  of  Seller's  shareholders   approving  the
execution  and  delivery  of  this  Agreement  and  the   consummation   of  the
transactions  contemplated hereby and the change of name contemplated by SECTION
4.5 and  certifying to the  incumbency of the officers of Seller  executing this
Agreement  and any other  document  relating  to the  transactions  contemplated hereby and  accompanied by the requisite  documents for amending the Articles of
Incorporation  of  Seller  required  to  effect  such  change  of  name  in form sufficient for filing with the State of Florida;

                        (ix)      an opinion of counsel of the Seller, dated the
Closing Date, in a form customary for a similar transactions;

                        (x)       the   Articles   of   Incorporation   and  all
amendments  thereto  of  Seller,  duly  certified  as of a  recent  date  by the
Secretary of State of Florida;

                        (xi)      certificates as to the good standing of Seller
and payment of all applicable state taxes by Seller, executed by the appropriate officials of the jurisdiction of Seller's incorporation and each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation as specified  in  SCHEDULE  2.1 To the  extent  that  such  certificates  cannot be provided  prior to Closing,  seller agrees to indemnify and hold harmless  Buyer for the non-payment of sales taxes for any of the  jurisdictions in which Seller is licensed and qualified to do business as a foreign corporation; and

                        (xii)     such other deeds, bills of sale,  assignments,
certificates  of  title,   documents  and  other  instruments  of  transfer  and
conveyance as may  reasonably be requested by Buyer,  each in form and substance reasonably  satisfactory to Buyer and its counsel and executed by Seller for the purpose of  facilitating  the  consummation  or performance of the  transactions contemplated hereby.

                        (xiv)     a  subordination  agreement by and between the
Buyer, Seller and Silicon Valley Bank, as sepicified in SCHEDULE 1.7(A)(XIV).

                  (b)   At the Closing, Buyer shall deliver to Seller:

                        (i)       The Cash  Portion  and the  Stock  Portion  in
accordance  with  Section 1.3 of this  Agreement,  by wire  transfer to accounts specified  in  writing  by Seller  (which  wire  transfer  instructions  must be delivered by Seller to Buyer at least one (1) Business Day prior to Closing);

                        (ii)      the  Assignment   and  Assumption   Agreement,
executed by Buyer;

                        (iii)     the Escrow  Agreement,  executed  by Buyer and
the Escrow  Agent,  together with the delivery of an amount equal to Two Hundred
Fifty Thousand and No/100 Dollars ($250,000) of Stock to the Escrow Agent;

                        (iv)      the Employment Agreements, executed by Buyer;

                        (v)       the  Noncompetition  Agreements,  executed  by
Buyer;

                        (vi)      a  certificate   of  the  Secretary  of  Buyer
certifying,  as complete and accurate as of the Closing,  attached copies of the bylaws of Buyer and  certifying  and  attaching  all  requisite  resolutions  or actions of Buyer's  board of directors  approving  the execution and delivery of this Agreement and the consummation of the transactions  contemplated hereby and certifying to the  incumbency of the officers of Buyer  executing this Agreement and any other document relating to the transactions contemplated hereby; and

                        (vii)     a stock  option  plan for the  executives  and
employees  of the Seller to be  available to said  employees  subsequent  to the
Closing  Date,  and said option  plan will  contain in part:  (x) stock  options priced at the end of the Closing  Date at the market value of $500,000 as of the end of the Closing  Date;  (y) with a vesting  schedule  of four years;  and (z)
distribution list of said stock options to employees  determined by Frank Pinder in his sole discretion.

                        (viii)    the subordination agreement by and between the
Seller, Buyer and Sicicon Bank as set forth in SCHEDULE 1.7(A)(XIV).

         SECTION 1. 8   CONSENTS.  Buyer may waive the  requirement  that Seller
obtain  consents  to  assignment  with  respect to any of the  Seller  Contracts disclosed on SCHEDULE  2.2(C) (the  contracts with respect to which Buyer grants such waiver, the "NON-MATERIAL CONTRACTS"),  in which case any such Non-Material
Contracts  will  be  identified  as  such on  SCHEDULE  2.2(C).  Notwithstanding anything  to the  contrary in this  Agreement,  if any  consents  to  assignment relating to the Non-Material Contracts have not been obtained at or prior to the
Closing,  this  Agreement  will not  constitute an assignment or an agreement to assign if such assignment or attempted  assignment  would constitute a breach of the Non-Material Contract or result in the loss or diminution thereof; PROVIDED,
HOWEVER, that in each such case, Seller shall take commercially reasonable steps after the Closing to obtain the consent of such other party to the  Non-Material
Contract to the assignment of such  Non-Material  Contract to the Buyer. If such consent is not  obtained,  Seller shall  cooperate  with the Buyer to the extent legally  permissible  and  feasible in any  reasonable  arrangement  designed to provide for Buyer the benefits of any Non-Material Contract,  including, without limitation,  the  enforcement,  for the account and benefit of the Buyer, of any and all rights of Seller against any other person with respect to a Non-Material
Contract.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         SECTION 2.1    ORGANIZATION AND GOOD STANDING.

                  (a)   Seller is a limited  liability  company duly  organized,
validly  existing,  and in good standing under the laws of the State of Florida, with full  corporate  power and  authority  to conduct its business as it is now being conducted, to own or use its properties and assets, and to perform all its obligations  under its  contracts.  Seller is duly qualified to do business as a foreign  corporation  and is in good  standing  under the laws of each  state or other jurisdiction set forth in SCHEDULE 2.1.

                  (b)   Complete  and   accurate   copies  of  the  articles  of
incorporation and bylaws of Seller (collectively, the "GOVERNING DOCUMENTS"), as currently in effect, have been delivered to Buyer.

                  (c) Seller does not own and has not entered into any agreement or contract to acquire,  any equity securities or other securities of any person or any direct or indirect equity ownership interest in any other business.

         SECTION 2.2    AUTHORITY; NO CONFLICT.

                  (a)   This Agreement constitutes the legal, valid, and binding
obligation  of Seller.  Upon the execution and delivery by Seller of each of the documents  and  instruments  to be executed  and  delivered by Seller at Closing pursuant to SECTION 1.7(A)  (collectively,  the "SELLER'S  CLOSING  DOCUMENTS"), each of Seller's Closing Documents will constitute the legal, valid, and binding obligation  of  Seller,  enforceable  against  Seller in  accordance  with their respective  terms.  Seller has the right,  power,  authority,  and  capacity  to execute and deliver this Agreement and Seller's Closing Documents and to perform its obligations  under this Agreement and Seller's Closing  Documents,  and such action has been duly authorized by all necessary action by Seller's Members.

                  (b)   Neither the execution and delivery of this Agreement nor
the consummation or performance of any of the transactions  contemplated  hereby will (with or without notice or lapse of time):  (i) contravene,  conflict with, or result in a violation of any provision of any of the  Governing  Documents of
Seller,  (ii)  contravene,  conflict with, or result in a violation of any Legal
Requirement  (as  defined  in  SECTION  2.11(A)  below) or Order (as  defined in
SECTION 2.12(B) below) of any court or governmental authority to which Seller or any of the Assets are subject, or (iii) breach any provision of, give any person the right to declare a default or  exercise  any remedy  under,  accelerate  the maturity  or  performance  of or  payment  under,  result  in  the  creation  or imposition  of any  Encumbrance  upon  any  of  the  Assets  under,  or  cancel, terminate, or modify, any contract to which Seller is a party or by which Seller or the Assets are bound.

                  (c)   Except as set forth in  SCHEDULE  2.2(C),  Seller is not
and will not be required  to give any notice to or obtain any  consent  from any person in connection  with the  execution and delivery of this  Agreement or the consummation or performance of the transactions  contemplated  hereby (including the assignment of the Seller Contracts hereunder).

         SECTION 2.3    CAPITALIZATION.  The authorized equity of Seller consist
of common stock held entirely by the parties listed on SCHEDULE 2.3.

         SECTION 2.4    FINANCIAL  STATEMENTS.  Attached  hereto as SCHEDULE 2.4
are the  Seller's  unaudited  Balance  Sheets  and  unaudited  profit  and  loss statement for the twelve  months ended  December 31, 2004 and December 31, 2005, unaudited  balance  sheet as of June 30,  2006,  and  unaudited  profit and loss statement for the 6 months ended June 30, 2006 (the "FINANCIAL STATEMENTS"). The
Financial  Statements fairly present the financial  condition and the results of operations of Seller as at the respective  dates of and for the periods referred to in such  financial  statements,  all in accordance  with  generally  accepted accounting  principals  ("GAAP")  except  as set  forth  on  SCHEDULE  2.4.  The
Financial  Statements  have been prepared  from and are in  accordance  with the books and records of Seller.  Seller  shall  provide to the Buyer,  on or before
Closing,  audited  financial  statements  for the years ended December 31, 2004,
December 31, 2005,  and for the stub period June 30,  2006,  and such  financial
statements  shall  be  materially   consistent  with  the  previously  submitted
unaudited financial statements.  The aforementioned audited financial statements must be in the form and an opinion of an independent certified public accountant attached  to  meet  the  standards  required  by  the  Securities  and  Exchange
Commission,  and the independent  certified  public  accountant must provide its consent to the use of the Seller's audited  financial  statements in the Buyer's
8-K and other registration  filings with the Securities and Exchange Commission.
Further,  the Seller's  independent public accountant shall make all of its work papers  and other  supporting  documents  it  utilized  in proving  its  opinion available, if needed for review by the Buyer's independent public accountant.

         SECTION 2.5    SUFFICIENCY OF ASSETS.  The Assets (a) constitute all of
the assets,  tangible and intangible,  necessary to conduct Seller's business in the manner presently operated by Seller, and (b) constitute all of the operating assets of Seller.

         SECTION 2.6    REAL PROPERTY LEASES. SCHEDULE 2.6 sets forth all leases
of real  property to which the Seller is a party (the  "LEASES").  Complete  and accurate  copies of the Leases,  as amended or modified,  have been delivered to
Buyer.  The Leases are in full force and effect,  are  binding  and  enforceable against each of the parties thereto in accordance with their  respective  terms, and have not been  amended or modified  since the date of delivery to the Buyer.
No party to any Lease has sent written  notice to the other  claiming  that such party is in default  thereunder,  which alleged default remains uncured.  Seller enjoys peaceful and undisturbed possession of all such real property.

         SECTION 2.7    PERSONAL PROPERTY.

                  (a)   Except as set forth on SCHEDULE 2.7(A), Seller owns good
and transferable  title to all of its Assets (excluding its interest in the real property  described in SCHEDULE 2.6), free and clear of any  Encumbrances  other than Permitted Encumbrances.

                  (b)   SCHEDULE   2.7(B)  sets  forth  all  items  of  Tangible
Personal  Property  with an  initial,  nondepreciated  book  value in  excess of
$2,500.  Each item of  Tangible  Personal  Property  is in good  repair and good operating  condition,  ordinary  wear and tear  excepted,  and is  suitable  for immediate use in the ordinary course of business,  No item of Tangible  Personal
Property  is in need of  repair or  replacement  other  than as part of  routine maintenance in the ordinary course of business.  All Tangible  Personal Property is in the possession of Seller.

         SECTION 2.8    TAXES. Seller has timely filed all tax returns (federal,
state or local) required to be filed by it in accordance  with applicable  Legal
Requirements  (AS  DEFINED  IN SECTION  2.11(A)).  All of such tax  returns  are accurate  and  complete  in all  material  respects.  Seller  has  paid  or made provision  for the  payment  of all taxes  that have or may  become  due for all periods  covered by the tax returns or otherwise,  or pursuant to any assessment received by Seller.  There is no dispute or claim concerning any taxes of Seller either claimed or raised by any governmental authority in writing other than the notification of a potential sales and use tax audit by the State of Florida (the
"Potential  Tax Audit")  Seller has not requested or been given any extension of time within  which to file  returns in respect of any taxes for which Seller may be liable.  All taxes that Seller is or was  required by Legal  Requirements  to withhold, deduct or collect have been duly withheld, deducted and collected and, to the  extent  required,  have been paid to the proper  governmental  authority subject to the Potential Tax Audit.

         SECTION 2.9    EMPLOYEES.  SCHEDULE  2.9  sets  forth  a  complete  and
accurate list,  giving name, job title,  current  compensation  paid or payable, sick and vacation  leave that is accrued but unused,  and services  credited for purposes of vesting and  eligibility to participate  under any Employee  Benefit
Plan (as defined below) (in each case, to the extent  applicable),  (a) for each employee of Seller, including each employee on leave of absence or layoff status
(the "EMPLOYEES"),  and (b) for any independent  contractors who render services on a regular  basis  to, or are under  contract  with,  Seller.  Seller  has not experienced any organized slowdown,  work interruption  strike, or work stoppage by its employees,  and, to the knowledge of Seller, and the stockholders,  there is  no  strike,  labor  dispute,  or  union  organization  activity  pending  or threatened that affects Seller's Employees. None of the Employees belongs to any union or  collective  bargaining  unit.  Except as set forth on SCHEDULE 2.9, no
Employee  of  Seller  is bound by (a) any  employment  or  similar  contract  or agreement  with Seller,  or (b) any contract or agreement that purports to limit or  restrict  the  ability  of such  Employee  to (i)  perform  his duties as an employee  of  Seller,  or (ii)  engage in any  conduct,  activity,  or  practice relating to Seller's business.

         SECTION 2.10  EMPLOYEE  BENEFITS.  SCHEDULE  2.10 sets forth all plans, programs,  or arrangements that Seller has maintained,  sponsored,  adopted,  or obligated itself under with respect to employees' benefits, including pension or retirement  plans,  medical  or  dental  plans,  life  or  long-term  disability
insurance,   bonus  or  incentive  compensation,   or  stock  option  or  equity
participation  plans (the "EMPLOYEE BENEFIT PLANS").  Seller has no liability or obligation  with respect to any Employee  under any Employee  Benefit Plan other than normal salary or wage accruals and paid vacation,  sick leave,  and holiday accruals in accordance with Seller's  practice and policy.  Seller has performed all obligations  required to be performed under, and has complied with all Legal
Requirements in connection  with, all such Employee  Benefit Plans and is not in arrears under any of the terms thereof.

         SECTION 2.11   COMPLIANCE   WITH   LEGAL   REQUIREMENTS,   GOVERNMENTAL
AUTHORIZATIONS.

                  (a)   Seller is, and at all times since  January 1, 2002,  has
been, in compliance in all material  respects with any federal,  state, or local law, ordinance or regulation (including with respect to environmental,  disposal of hazardous  substances,  or public health or safety) (a "LEGAL  REQUIREMENT"), that is or was  applicable  to the operation of its business or the ownership or use of any of its assets.  Except as set forth on SCHEDULE  2.11(A),  Seller has not  received,  at  any  time  since  January  1,  2002,  any  notice  or  other communication  (whether oral or written) from any governmental  authority or any other person regarding any actual or alleged  violation of, or failure to comply with, any Legal Requirement with the exception of the Potential Tax Audit.

                  (b)   SCHEDULE  2.11(B)  contains a complete and accurate list
of each approval, license or permit (the "GOVERNMENTAL  AUTHORIZATIONS") that is held by Seller or that otherwise relates to the Seller's business or the Assets.
The  Governmental   Authorizations   listed  in  SCHEDULE  2.11(B)  collectively
constitute all of the approvals, licenses and permits necessary to permit Seller to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit Seller to own and use its assets in the manner in which it currently  owns and uses such assets.  Except as set forth on
SCHEDULE  2.11(B),  each  such  private  investigations  license  or  permit  is transferable to Buyer as of the Closing.

         SECTION 2.12   LEGAL PROCEEDINGS, ORDERS.

                  (a)   Except as set forth in  SCHEDULE  2.12(A),  there are no
actions or proceedings  pending by or against Seller or that otherwise relate to or may affect the business of, or any of the assets owned or used by, Seller. To

                                       10

the knowledge of Seller,  no such action or proceeding has been threatened,  and no event has occurred or  circumstance  exists that may serve as a basis for the commencement of any such action or proceeding.

                  (b)   There are no orders,  injunctions,  judgments or decrees
(an  "ORDER")  outstanding  against  Seller or that  otherwise  relate to or may affect the business of, or any of the assets owned or used by, Seller.

         SECTION  2.13  INSURANCE.  SCHEDULE  2.13 sets forth (a) a complete and accurate  list of all  insurance  under which any of the assets or properties of
Seller is covered or otherwise  relating to the business of Seller,  and (b) all life insurance  policies  covering the life of any Employee for which Seller has paid any premiums.  Such  policies are in full force and effect,  and Seller has paid all premiums due, and has otherwise performed all of its obligations under, each such policy of insurance.

         SECTION 2.14   CONTRACTS;  NO  DEFAULTS.   SCHEDULE  2.14  contains  an
accurate  and complete  list of each Seller  Contract.  Seller has  delivered to
Buyer  accurate and complete  copies of each written  Seller  Contract,  and has provided Buyer with a true and accurate written  description of each oral Seller
Contract.  To the best of Seller's knowledge,  each Seller Contract is valid and binding and in full force and effect,  Seller and each other  person that has or had any obligation or liability  under any Seller Contract is in compliance with all material terms and  requirements of each Seller  Contract,  and no event has occurred or  circumstance  exists that (with or without notice or lapse of time)
may  contravene,  conflict  with, or result in a violation or breach of, or give
Seller or any other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Seller Contract.

         SECTION  2.15  INTELLECTUAL  PROPERTY.  SCHEDULE  2.15 lists any names, assumed names,  registered or unregistered trade names,  patents,  inventions or discoveries  that may be  patentable,  registered  or  unregistered  trademarks, registered or unregistered service marks, registered or unregistered copyrights, applications for any of the foregoing, computer software, rights in internet web sites and internet domain names owned, used or licensed by Seller (collectively, the "INTELLECTUAL  PROPERTY  ASSETS").  The  documentation  relating to (a) such
Intellectual Property Assets and (b) any trade secrets,  know-how,  confidential or proprietary  information  and customer lists (the items  referenced in clause
(b), the "PROPRIETARY  ASSETS") is current,  accurate,  and sufficient in detail and  content to allow its full and proper use.  Seller has taken all  reasonable precautions to protect the secrecy, confidentiality, and value of the all of the
Intellectual  Property Assets and Proprietary  Assets,  and has the right to use all of the  Intellectual  Property  Assets and Proprietary  Assets.  None of the
Intellectual  Property  Assets or  Proprietary  Assets is subject to any adverse claim or has been  challenged or threatened in any way or infringes or conflicts
with  any  patent  or  copyright   application  or  registration  or  any  other
intellectual  property  right of any other person.  The ownership and use of the
Intellectual  Property  Assets and  Proprietary  Assets by Buyer  following  the
Closing will not infringe upon or conflict with the intellectual property rights of any person.

         SECTION 2.16   RELATIONSHIPS WITH RELATED PERSONS.  Except as set forth
in SCHEDULE  2.16, no stockholder in te Seller or any Related Person (as defined below)  of a  stockholder  has  any  interest  in any  property  (whether  real, personal, or mixed and whether tangible or intangible), used in or pertaining to

                                       11

Seller's business. To the knowledge of the Seller, no stockholder or any Related
Person  of any  stockholder  owns an  equity  interest  or any  other  financial interest  in any  person  that  has  (a) had  business  dealings  or a  material financial  interest in any transaction with Seller other than business  dealings or transactions  disclosed in SCHEDULE 2.16, each of which has been conducted in the ordinary course of business at substantially prevailing market prices and on substantially prevailing market terms, or (b) engaged in competition with Seller with respect to the Seller's business. Except as set forth on SCHEDULE 2.16, the
Seller is not indebted, directly or indirectly, to any person who is an officer, director or stockholder of the Seller or any Affiliate of any such person in any amount other than for salaries for services  rendered or  reimbursable  business expenses, and no such officer, director, stockholder or Affiliate is indebted to the Seller,  except for advances made to employees of the Seller in the ordinary course of business to meet  reimbursable  business  expenses  anticipated  to be incurred by such person. For the purposes of this SECTION 2.16, "RELATED PERSON"
means,  with respect to any individual:  (i) an individual's  spouse,  siblings, siblings'  children,  children,  grandchildren  or  parents;  or  (ii) a  trust, corporation,  partnership  or other  entity,  the  beneficiaries,  stockholders, partners,  or owners, or persons holding a controlling interest of which consist of  such  individuals  referred  to in the  immediately  preceding  clause  (i).
Affiliate for purposes of this Agreement shall mean a wholly owned subsidiary of the Seller.

         SECTION 2.17   NO UNDISCLOSED LIABILITIES. Seller has no liabilities or
obligations except for liabilities or obligations  reflected or reserved against in the  unaudited  balance  sheet as of April  30,  2006 (the  "INTERIM  BALANCE
SHEET") and current  liabilities  incurred in the ordinary course of business of
Seller since April 30, 2006.

         SECTION  2.18  NO  MATERIAL  ADVERSE  CHANGE.  Between the date of this
Agreement  and the  Closing  Date (a)  there has not been any  material  adverse change in the business, properties,  prospects, assets, results of operations or condition  (financial  or  otherwise)  of Seller,  and no event has  occurred or circumstance exists that may result in such a material adverse change; (b) there has not been any sale,  lease, or other  disposition of any asset or property of
Seller other than in the ordinary course of business,  or any Encumbrance on any asset or property of Seller;  and (c) Seller has  conducted its business only in the ordinary course of business so as to preserve its business  intact,  to keep available to its business  the services of Seller's  employees,  and to preserve its business  and the goodwill of its  suppliers,  customers  and others  having business relations with it.

         SECTION  2.19  BROKERS  OR  FINDERS.  Neither  Seller  nor  any  of its
officers,  directors,  employees  or  agents  have  incurred  any  liability  or obligation  for  brokerage  or  finders'  fees or agents'  commissions  or other similar  payment in connection  with the sale of the Assets or the  transactions contemplated hereby.

         SECTION 2.20  ACCOUNTS  RECEIVABLE.  All Accounts  Receivable  that are reflected on the Interim Balance Sheet or on the accounting Records of Seller as of the Closing Date represent or will represent valid  obligations  arising from services actually performed by Seller in the ordinary course of business. Except to the extent paid prior to the Closing Date,  such Accounts  Receivable  are or will be as of the Closing Date collectible net of the respective  reserves shown on the Interim  Balance  Sheet  (which  reserves  are  adequate  and  calculated consistent with past practice).  Subject to such reserves, each of such Accounts
Receivable  either has been or will be collected  in full,  without any set-off, within  365  days  after  the day on which it  first  becomes  due and  payable.

                                       12

SCHEDULE 2.20  contains a complete and accurate list of all Accounts  Receivable as of the date of the Interim Balance Sheet,  which list sets forth the aging of each such Account Receivable.

         SECTION 2.21   CUSTOMERS AND SUPPLIERS. Since April 30, 2006, there has
been no adverse change in the business  relationship of Seller with any material customer or  supplier.  Seller has not  received  any notice  that any  material customer or  supplier  has any  intention  to  terminate  or  materially  reduce purchases  from or  supplies  to Seller on  account of the  consummation  of the transactions contemplated hereby or otherwise.

         SECTION  2.22  BOOKS  AND REC  ORDS.  The  books of  account  and other financial  records of Seller are complete  and correct in all material  respects and have been  maintained in  accordance  with sound  business  practices and in accordance with applicable laws and regulations.

         SECTION  2.23  BANK  ACCOUNTS.  SCHEDULE  2.23  contains a complete and accurate  list of all bank  accounts  and safe  deposit  boxes in the name of or controlled by the Seller, and the person or persons authorized to act or sign on behalf of the Seller in respect of any of the foregoing.

         SECTION  2.24  PREPAYMENTS  AND  DEPOSITS.  SCHEDULE  2.24 sets forth a complete and accurate list of all  prepayments  or deposits  from  customers for services  to be  performed  after the Closing  Date which have been  received by
Seller as of the date hereof.

         SECTION  2.25  DISCLOSURE.  No  representation  or  warranty  or  other statement made by Seller or the Members in this Agreement or in any  certificate to be delivered  hereunder,  contains or will contain any untrue  statement of a material fact or omits, or will omit, to state a material fact necessary to make any of them, not misleading.  There does not now exist any event,  condition, or other matter,  individually or in the aggregate,  adversely  affecting Seller or the  Seller's  business,  prospects,  financial  condition,  or  results  of its operations that has not been set forth this Agreement.

         SECTION 2.26   BROKERS. No brokers have been hired or contracted by the
Seller for the transaction contemplated under this Agreement.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         SECTION 3.1    ORGANIZATION  AND GOOD STANDING.  Buyer is a corporation
duly  organized,  validly  existing,  and in good standing under the laws of the
State of Nevada, with full corporate power and authority to conduct its business as it is now being conducted.

         SECTION 3.2    AUTHORITY, NO CONFLICT.

                  (a)   This Agreement constitutes the legal, valid, and binding
obligation of Buyer,  enforceable  against it in accordance with its terms. Upon the execution and delivery by Buyer of each of the documents and  instruments to be  executed  and  delivered  by Buyer at Closing  pursuant  to  SECTION  1.7(B)

                                       13

(collectively,  the "BUYER'S  CLOSING  DOCUMENTS"),  each of the Buyer's Closing
Documents will  constitute the legal,  valid,  and binding  obligation of Buyer, enforceable  against it in  accordance  with its terms.  Buyer has the  absolute right, power and authority to execute and deliver this Agreement and the Buyer's
Closing  Documents and to perform its  obligations  under this Agreement and the
Buyer's  Closing  Documents,  and such  action has been duly  authorized  by all necessary corporate action.

                  (b)   Neither the execution and delivery of this  Agreement by
Buyer  nor  the   consummation  or  performance  of  any  of  the   transactions
contemplated hereby by Buyer will (with or without notice or lapse of time): (i)
contravene,  conflict  with or result in a violation of any provision of Buyer's certificate of incorporation or bylaws; (ii) contravene, conflict with or result in a violation of any Legal  Requirement  or Order of any court or  governmental authority to which Buyer or its assets are subject,  or (iii)  conflict  with or result in the breach or termination of any term or provision of, or constitute a default under,  or cause any  acceleration  under,  or cause the creation of any
Encumbrance  upon the  properties  or  assets  of the  Buyer  pursuant  to,  any indenture, mortgage, deed of trust or other agreement or instrument to which the
Buyer is a party or by which  the  Buyer or any of its  properties  is or may be bound.

         SECTION 3.3    CONSENTS  AND  APPROVALS.  SCHEDULE  3.3  sets  forth  a
complete and accurate  list of all consents and  approvals of third parties that
are  required  in  connection  with  the   consummation  by  the  Buyer  of  the
transactions contemplated by this Agreement, all of which consents and approvals either have been obtained or will be obtained prior to the Closing Date.

         SECTION 3.4    REGULATORY   APPROVALS.    All   consents,    approvals,
authorizations or other  requirements  prescribed by any law, rule or regulation that must be obtained or satisfied by the Buyer and that are  necessary  for the consummation  of the  transactions  contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

         SECTION 3.5    AVAILABILITY  OF  FINANCING.  Buyer  has  no  reason  to
believe that the private  placement for the funds necessary to finance the Buyer to  consummate  the  transactions  contemplated  by this  Agreement  will not be available to Buyer on the Closing Date.

         SECTION  3.6   BROKERS OR FINDERS.  Buyer will be  responsible  for any
brokers it has utilized for this transaction, including but not limited to valid claims for payment from such brokers.

                                   ARTICLE IV.
                      COVENANTS OF SELLER PRIOR TO CLOSING

         SECTION  4.1   ACCESS  AND  INVESTIGATION.  Between  the  date  of this
Agreement and the Closing Date, and upon reasonable advance notice received from
Buyer,  Seller shall (a) afford Buyer and its  Representatives  and  prospective lenders and their  Representatives  (collectively,  the "BUYER  GROUP") full and free access,  during normal  business hours,  to Seller's  management  personnel offices,  properties offices, and books and records, such rights of access to be exercised in a manner that does not  unreasonably  interfere with the operations of  Seller,  (b)  furnish  the Buyer  Group with  copies of all such  Contracts,
Governmental Authorizations, books and records, and other existing data as Buyer may  reasonably  request,  (c)  furnish  the Buyer  Group  with such  additional

                                       14

financial,  operating,  and other  relevant  data and  information  as Buyer may reasonably  request,  and (d)  otherwise  cooperate  and  assist,  to the extent reasonably  requested by Buyer,  with Buyer's  investigation  of the properties, assets, and financial condition of the Seller.

         SECTION 4.2    OPERATION OF THE BUSINESS OF SELLER. Between the date of
this Agreement and the Closing Date, Seller shall:

                  (a)   conduct the  business of the Seller only in the Ordinary
Course of Business (as defined below);

                  (b)   use its  commercially  reasonable  efforts  to  preserve
intact the current  business  organization  of the Seller,  keep  available  the services of the  Seller's  officers,  employees,  and agents,  and  maintain the
Seller's  relations  and  good  will  with  suppliers,   customers,   landlords,
creditors, employees, agents, and others having business relationships with it;

                  (c)   confer  with  Buyer  prior to  implementing  operational
decisions of a material nature; and

                  (d)   otherwise  report  periodically to Buyer  concerning the
status of the business, operations, and finances of the Seller.

         "ORDINARY  COURSE OF BUSINESS"  means an action that is  consistent  in nature and scope with Seller's past  practices,  taken in the ordinary course of the normal  day-to-day  operations of Seller and that does not require  specific authorization by the stockholders of Seller.

         SECTION  4.3   NEGATIVE  COVENANT.  Except  in the  Ordinary  Course of
Business or as otherwise  expressly  permitted herein,  between the date of this
Agreement  and the Closing  Date,  Seller shall not,  without the prior  written
Consent of Buyer:

                  (a)   pay  or  increase  any  bonuses,   salaries,   or  other
compensation to any stockholder,  director,  officer,  or employee or entry into any severance or similar contract with any director, officer, or employee;

                  (b)   adopt,  amend or  increase  the  payments to or benefits
under, any Employee Benefit Plan with respect to the Employees;

                  (c)   mortgage, pledge, or impose any Encumbrance on any Asset
of the Seller;

                  (d)   modify any  material  Seller  Contract  or  Governmental
Authorization;

                  (e)   cancel  or waive any  claims  or rights  with a value to
Seller in excess of $10,000; or

                  (f)   agree,  whether  orally or in writing,  to do any of the
foregoing.

                                       15

         SECTION 4.4.   NOTIFICATION. Between the date of this Agreement and the
Closing Date,  Seller shall promptly notify Buyer in writing if it becomes aware of (a) any fact or  condition  that  causes  or  constitutes  a breach of any of
Seller's  representations  and warranties made as of the date of this Agreement, or (b) the occurrence  after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly  contemplated by this
Agreement)  cause  any such  representation  or  warranty  to be  inaccurate  or incomplete in any material  respect,  had that  representation  or warranty been made as of the time of the occurrence of, or Seller's discovery of, such fact or condition.  Should  any  such  fact  or  condition  require  any  change  to the
Schedules,  Seller shall promptly deliver to Buyer a supplement to the Schedules specifying such change.

         SECTION  4.5   NO  NEGOTIATION.  Until such time as this  Agreement  is
terminated  pursuant to SECTION 9.1,  Seller  shall not  directly or  indirectly solicit,  initiate,  encourage or  entertain  any  inquiries or proposals  from, discuss or negotiate  with,  provide any non-public  information to, or consider the merits of any  inquiries or proposals  from,  any person  (other than Buyer)
relating to any business combination transaction involving Seller, including the sale by the  shareholders  of Seller's  stock,  the merger or  consolidation  of
Seller,  or the sale of the  Business  or any of the Assets  (other  than in the
Ordinary  Course of Business).  Seller shall  promptly  notify Buyer of any such inquiry or proposal.

         SECTION 4.6    BEST  EFFORTS.  Seller  and the  stockholders  shall use
their best efforts to cause the  conditions  in Article VI and Article VII to be satisfied.

         SECTION  4.7   PAYMENT OF  LIABILITIES.  Seller  shall pay or otherwise
satisfy  in  the  Ordinary  Course  of  Business  all  of  its  liabilities  and obligations.  Buyer and Seller  hereby waive  compliance  with the bulk transfer provisions  of the Uniform  Commercial  Code (or any similar  law) ("BULK  SALES
LAWS") in connection with the contemplated transactions.

         SECTION 4.8    CHANGE OF NAME.  On or before the Closing  Date,  Seller
shall take all other actions  necessary to amend its certificate of organization and change its name to one  sufficiently  dissimilar to Seller's present name to avoid confusion.

                                    ARTICLE V
                       COVENANTS OF BUYER PRIOR TO CLOSING

         SECTION 5.1    REQUIRED APPROVALS. As promptly as practicable after the
date of this  Agreement,  Buyer  shall  obtain all  consents  and  approvals  as identified  in SCHEDULE  3.3.  Buyer also shall fully  cooperate  with Seller in obtaining all consents identified in SCHEDULE 2.2(C).

         SECTION 5.2    BEST EFFORTS.  Buyer shall use its best efforts to cause
the conditions in Article VI and Article VII to be satisfied.

         SECTION 5.3    NOTIFICATION. Between the date of this Agreement and the
Closing Date,  Buyer shall promptly notify Seller in writing if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would or be  reasonably  likely to (except  as  expressly  contemplated  by this
Agreement)  cause  any such  representation  or  warranty  to be  inaccurate  or incomplete in any material  respect,  had that  representation  or warranty been made as of the time of the occurrence of, or Buyer's  discovery of, such fact or condition.  Should  any  such  fact  or  condition  require  any  change  to the
Schedules,  Buyer shall promptly deliver to Seller a supplement to the Schedules specifying such change.

                                       16

                                   ARTICLE VI
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction,  at or prior to the Closing,  of each of the following  conditions (any of which may be waived by Buyer, in whole or in part):

         SECTION  6.1  ACCURACY  OF  REPRESENTATIONS.  The  representations  and warranties  of  Seller  in this  Agreement  shall be  accurate  in all  material respects as of the Closing Date as if made on the Closing  Date,  except for any changes consented to in writing by Buyer.

         SECTION  6.2   SELLER'S   PERFORMANCE.   All  of  the   covenants   and
obligations  that Seller is  required  to perform or to comply with  pursuant to this  Agreement at or prior to the Closing  shall have been duly  performed  and complied with in all material respects.

         SECTION 6.3    CONSENTS. Each of the consents identified in EXHIBIT 6.3
(the "MATERIAL  CONSENTS") must have been obtained and must be in full force and effect.

         SECTION  6.4   AVAILABILITY  OF  FINANCING.  Buyer  has  completed  the
financing in an amount  sufficient to consummate the  transactions  contemplated under this Agreement.

         SECTION 6.5    ADDITIONAL  DOCUMENTS.   Seller  must  have  caused  the
documents and instruments required by SECTION 1.7(A) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

                  (a)   A  statement  from the  holder  of each  note  listed on
SCHEDULE  1.4(A)(III),  if any,  dated  the  Closing  Date,  setting  forth  the principal amount then outstanding on the indebtedness  represented by such note, the interest rate thereon, and a statement to the effect that Seller, as obligor under such note, is not in default under any of the provisions thereof;

                  (b)   releases of all  Encumbrances on the Assets,  other than
Permitted Encumbrances;

                  (c)   certificates  dated  as of a  recent  date  prior to the
Closing as to the good  standing of Seller and payment of all  applicable  state
Taxes by Seller,  from the  appropriate  officials  of the State of New York and each  jurisdiction  in which Seller is licensed or qualified to do business as a foreign  corporation  as  specified  in  SCHEDULE  2.L.  To the extent that such certificates cannot be provided prior to Closing, seller agrees to indemnify and hold  harmless  Buyer  for  the  non-payment  of  sales  taxes  for  any  of the jurisdictions  in which  Seller is licensed  and  qualified  to do business as a foreign corporation; and

                                       17

                  (d)   such other  documents  as Buyer may  reasonably  request
with reasonable notice for the purpose of (i) evidencing the satisfaction of any condition  referred to in this Article VI, or (ii)  otherwise  facilitating  the consummation or performance of any of the Contemplated Transactions.

         SECTION 6.6    NO PROCEEDINGS.  Since the date of this Agreement, there
has not been  commenced or  threatened  proceeding  or action (a)  involving any challenge to, or seeking damages or other relief in connection  with, any of the contemplated transactions, or (b) that may have the effect of preventing, making illegal,  imposing limitations or conditions on, or otherwise interfering,  with any of the contemplated transactions.

         SECTION 6.7    GOVERNMENTAL  AUTHORIZATIONS.  Buyer must have  received
such Governmental Authorizations as are necessary or desirable to allow Buyer to operate the Assets from and after the Closing.

                                   ARTICLE VII
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         Seller's  obligation  to sell the Assets and to take the other  actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing,  of each of the following  conditions (any of which may be waived by Seller, in whole or in part):

         SECTION 7.1    ACCURACY    OF    REPRESENTATIONS.    All   of   Buyer's
representations  and  warranties  in  this  Agreement  must be  accurate  in all material respects as of the Closing Date as if made on the Closing Date.

         SECTION 7.2    BUYER'S   PERFORMANCE.   All   of  the   covenants   and
obligations that Buyer is required to perform or to comply with pursuant to this
Agreement at or prior to the Closing must have been  performed and complied with in all material respects.

         SECTION 7.3    CONSENTS. Each of the Consents identified in EXHIBIT 6.3
must have been obtained and must be in full force and effect.

         SECTION 7.4    ADDITIONAL   DOCUMENTS.   Buyer  must  have  caused  the
documents and instruments required by SECTION 1.7(B) and the following documents to be delivered (or tendered subject only to Closing) to Seller:

                  (a)   an  opinion  of the Law  Offices  of Morton S.  Taubman,
dated the Closing Date, in a form customary for similar transactions; and

                  (b)   such other  documents as Seller may  reasonably  request
for the purpose of evidencing the  satisfaction of any condition  referred to in this Article VII.

         SECTION  7.5   NO  INJUNCTION.  There  must not be in effect  any Legal
Requirement or any injunction or other Order that (a) prohibits the consummation of the  Contemplated  Transactions,  and (b) has been adopted or issued,  or has otherwise become effective, since the date of this Agreement.

                                       18

                                  ARTICLE VIII
                              ADDITIONAL COVENANTS

         SECTION 8.1    EMPLOYEES AND EMPLOYEE BENEFITS.

                  (a)   Effective  immediately  before the Closing Date,  Seller
shall novate any employment  agreements it may have to the Buyer (the "AVAILABLE
EMPLOYEES")  and shall release such  Available  Employees from the provisions of any restrictive covenants and/or agreements with Seller with respect to Buyer so as to enable Buyer to employ such individuals.

                  (b)   It is  understood  and  agreed  that  (i) any  offer  of
employment  made by  Buyer  as  referenced  in  SECTION  8.1(A)  above  will not constitute any commitment,  contract or understanding  (expressed or implied) of any  obligation  on  the  part  of  Buyer  to  a  post-Closing  Date  employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment;
and (ii) employment offered by Buyer is "at will" and may be terminated by Buyer or by an employee at anytime for any reason (subject to any written  commitments to the contrary made by Buyer).

                  (c)   Seller  will be  responsible  for (i) the payment of all
wages and other remuneration due to its Employees with respect to their services as employees of Seller through the close of business on the Closing Date.

         SECTION 8.2    PAYMENT  OF  TAXES  RESULTING  FROM  SALE OF  ASSETS  BY
SELLER.  Seller shall pay in a timely manner all taxes (other than income taxes)
imposed  on it  resulting  from or payable  in  connection  with the sale of the
Assets pursuant to this Agreement.

         SECTION  8.3   PAYMENT OF OTHER  RETAINED  LIABILITIES.  In addition to
payment of taxes  pursuant to SECTION 8.2,  Seller  shall pay, or make  adequate provision for the payment,  in full of all of the Retained  Liabilities.  If any such  Retained  Liabilities  are  not so  paid  or  provided  for,  or if  Buyer reasonably  determines that failure to make any payments will impair Buyer's use or enjoyment  of the Assets or conduct of the business of the Seller  previously conducted  using the Assets,  Buyer may at any time after the Closing Date elect to make all such  payments  directly  or through  the escrow  (but shall have no obligation to do so) and will be promptly reimbursed therefor by Seller.

         SECTION 8.4    COVENANT NOT TO COMPETE.

                  (a)   In  consideration  of the Purchase  Price to be received
under this Agreement,  Seller agrees that, for a period of three (3) years after the  Closing  Date,  they  shall  not  directly  or  indirectly,  do  any of the following:

                        (i)       engage in, or invest in, own, manage, operate,
finance,  control,  be employed by,  associated with or in any manner  connected with,  or render  services  or advice or other aid to, any person  engaged in or planning to become engaged in, or any other business whose products or

                                       19

activities  compete  in whole or in part with,  the  business  of Buyer,  or any business  carried  on  by  Buyer  utilizing  the  Assets,  anywhere  within  the continental United States;

                        (ii)      induce or attempt to induce  any  employee  of
Buyer to leave the employ of Buyer,  in any way interfere with the  relationship between  Buyer and any  employee of Buyer,  or  solicit,  offer  employment  to, otherwise  attempt  to  hire,  employ,  or  otherwise  engage  as  an  employee, independent contractor, or otherwise, any such employee; or

                        (iii)     induce or attempt  to induce  any person  that
was a customer,  client or business relation of Buyer at any time during the one
(1) year period  preceding the Closing Date to cease doing  business with Buyer, in any way interfere with the relationship  between Buyer and any such customer, client or  business  relation,  or solicit the  business  of any such  customer, client or business relation.

                  (b)   Seller acknowledges that all of the foregoing provisions
are reasonable and are necessary to protect and preserve the value of the Assets and to prevent any unfair  advantage  being  conferred on Seller.  If any of the covenants set forth in this SECTION 8.4 are held to be unreasonable,  arbitrary, or against public policy,  the restrictive  time period herein will be deemed to be the  longest  period  permissible  by law  under  the  circumstances  and the restrictive  geographical  area herein  will be deemed to  comprise  the largest territory permissible by law under the circumstances.

         SECTION  8.5   CUSTOMER  AND OTHER  BUSINESS  RELATIONSHIPS.  After the
Closing,  Seller  shall  cooperate  with Buyer in its  efforts to  continue  and maintain  for the  benefit  of Buyer  those  business  relationships  of  Seller existing  prior to the  Closing and  relating to the  business to be operated by
Buyer  after the  Closing,  including  relationships  with  lessors,  employees, regulatory authorities,  licensors,  customers, suppliers and others, and Seller will satisfy the Retained  Liabilities  in a manner which is not  detrimental to any of such relationships.  Seller will refer to Buyer all inquiries relating to the Business.  Neither  Seller nor any of its officers or employees,  shall take any action  which  would  tend to  diminish  the value of the  Assets  after the
Closing or which  would  interfere  with the  business of Buyer to be engaged in after the Closing.

         SECTION 8.6    RETENTION AND ACCESS TO RECORDS. After the Closing Date,
Buyer  shall  retain  for a period of seven (7) years  those  records  of Seller delivered to Buyer.  Buyer also shall provide Seller and a representative of the
Members reasonable access thereto,  during normal business hours and on at least three (3) days'  prior  written  notice,  to enable  them to  prepare  financial statements  or tax  returns or deal with tax  audits.  After the  Closing  Date,
Seller shall  provide  Buyer and Buyer's  representatives  reasonable  access to records that are Excluded  Assets,  during normal business hours and on at least three (3) days'  prior  written  notice,  for any  reasonable  business  purpose specified by Buyer in such notice.

                                       20

                                   ARTICLE IX
                                   TERMINATION

         SECTION 9.1    TERMINATION  EVENTS. This Agreement may be terminated by
written  notice  given  prior to or at the  Closing,  subject to SECTION  9.2 as follows:

                  (a)   by Buyer or Seller if a material breach of any provision
of this  Agreement has been committed by the other party and such breach has not been waived by the non-breaching party;

                  (b)   by Buyer if any  condition  in  Article  VI has not been
satisfied as of the date specified for Closing Date; or if  satisfaction of such a  condition  by such date is or becomes  impossible  (other  than  through  the failure of Buyer to comply with its obligations under this Agreement).

                  (c)   by Seller,  if any condition in Article VII has not been
satisfied as of the date specified for Closing Date or if satisfaction of such a condition by such date is or becomes  impossible (other than through the failure of Seller to comply with its  obligations  under this  Agreement) and Seller has not waived such condition on or before such date;

                  (d)   by mutual consent of Buyer and Seller; or

                  (e)   by Buyer or Seller if the Closing has not occurred on or
before  July 31,  2006 or such  later date as the  parties  may agree upon or as provided  herein,  unless the party giving notice of  termination is in material breach of this Agreement.

         SECTION 9.2    EFFECT OF TERMINATION. Each party's right of termination
under  SECTION  9.1 is in  addition  to any other  rights it may have under this
Agreement or otherwise,  and the exercise of such right of termination  will not be an election of remedies.  If the Agreement is terminated  pursuant to SECTION
9.1,  subject to Article X, all  obligations of the parties under this Agreement will terminate.

                                   ARTICLE X
                                 INDEMNIFICATION

         SECTION 10.1   SURVIVAL.  All representations,  warranties,  covenants,
and  obligations  in this  Agreement,  the Schedules  attached  hereto,  and the certificates delivered pursuant to SECTION 1.7, will survive the Closing and the
consummation   of  the   transactions   contemplated   hereby.   The   right  to
indemnification,  reimbursement,  or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted  with  respect  to, or any  knowledge  acquired  (or  capable of being acquired)  about,  the accuracy or inaccuracy of or  compliance  with,  any such representation,  warranty,  covenant  or  obligation.  Buyer is not aware of any facts  or  circumstances  that  would  serve as the  basis  for a claim by Buyer against Seller based upon a breach of any of the  representations and warranties of the Seller contained in this Agreement or breach of any of Seller's covenants or  agreements  to be performed at or prior to Closing.  Buyer will be deemed to

                                       21

have waived in full any breach of any of Seller's representations and warranties and any such  covenants  and  agreements  of which  Buyer has  awareness  at the
Closing.

         SECTION 10.2   INDEMNIFICATION  AND  REIMBURSEMENT  BY SELLER..  Seller
shall  indemnify  and hold  harmless  Buyer,  and its  directors,  stockholders, members, partners,  employees,  representatives,  and agents (collectively,  the
"BUYER INDEMNIFIED PERSONS"), and shall reimburse the Buyer Indemnified Persons,
for  any  loss,  liability,   claim,  damage  or  expense  (including  costs  of
investigation  and defense and reasonable  attorneys' fees and expenses) whether or  not  involving  a  third-party  claim  (collectively,  "DAMAGES"),  arising, directly or indirectly, from or in connection with:

                  (a)   any breach of any  representation  or  warranty  made by
Seller in this Agreement, or the certificates delivered pursuant to SECTION 1.7;

                  (b)   any breach of any  covenant or  obligation  of Seller in
this Agreement; and

                  (c)   any Retained Liabilities.

         SECTION 10.3   INDEMNIFICATION  AND REIMBURSEMENT BY BUYER. Buyer shall
indemnify and hold harmless  Seller and its directors,  stockholders,  partners, employees,  representatives,  and agents (collectively,  the "SELLER INDEMNIFIED
PERSONS"),  and shall reimburse the Seller  Indemnified  Persons for any Damages arising, directly or indirectly, from or in connection with:

                  (a)   any breach of any  representation  or  warranty  made by
Buyer in this  Agreement or in any  certificate  or document  delivered by Buyer pursuant to this Agreement;

                  (b)   any breach of any  covenant  or  obligation  of Buyer in
this Agreement or in any other  document,  writing,  or instrument  delivered by
Buyer pursuant to this Agreement; and

                  (c)   the Assumed Liabilities.

         SECTION 10.4   TIME LIMITATIONS.

                  (a)   Seller will have no  indemnification  liability  for the
breach of any  representation  or warranty set forth in Article II, unless on or before the second  anniversary of the Closing Date,  Buyer notifies  Seller of a breach  specifying the factual basis of that breach in reasonable  detail to the extent  then known by Buyer and  providing  a  reasonable  opportunity  to cure;
PROVIDED,  HOWEVER,  that any claim  with  respect to  Section  2.8 taxes,  2.10 employee  benefits,  or 2.11  environmental  matters  may be  made at any  time, subject to the applicable period of statute of limitations.

                  (b)   Buyer  will have no  indemnification  liability  for the
breach of any  representation or warranty set forth in Article III, unless on or before the second  anniversary of the Closing Date,  Seller  notifies Buyer of a breach  specifying the factual basis of that breach in reasonable  detail to the extent then known by Seller.

                                       22

         SECTION 10.5   PROCEDURE FOR  INDEMNIFICATION - THIRD PARTY CLAIMS. If,
after the Closing Date, either a Buyer Indemnified  Person or Seller Indemnified
Person,  as  the  case  may  be  (the  "INDEMNITEE"),  receives  notice  of  any third-party  claim or alleged  third-party  claim asserting the existence of any matter of a nature as to which the  Indemnitee  is  entitled  to be  indemnified under this Agreement,  the Indemnitee shall promptly notify Seller, or Buyer, as the case may be (the  "INDEMNITOR"),  in writing with respect  thereto,  but the failure  to  notify  the  Indemnitor  will not  relieve  the  Indemnitor  of any liability  that it may have to an  Indemnitee,  except  to the  extent  that the
Indemnitor  demonstrates  that the defense of such action has been prejudiced by the Indemnitee's failure to give such notice. The Indemnitor will have the right to defend  against any such claim provided (a) that the  Indemnitor,  within ten
(10) days after the giving of such notice by Indemnitee,  notifies Indemnitee in writing that (i) Indemnitor disputes such claim and gives reasons therefor,  and
(ii) Indemnitor will, at its own cost and expense, defend the same, and (b) such defense is instituted and  continuously  maintained in good faith by Indemnitor.
Indemnitee  may,  if it so  elects,  designate  and pay for its own  counsel  to participate  with the  counsel  selected  by  Indemnitor  in the conduct of such defense.  Indemnitor  will not  permit  any lien or  execution  to attach to the assets of Indemnitee as a result of such claim, and the Indemnitor shall provide such bonds or  deposits  as are  necessary  to prevent  the same.  In any event,
Indemnitor will keep Indemnitee  fully advised as to the status of such defense.
If  Indemnitor  is given  notice  of a claim as  aforesaid  and  fails to notify
Indemnitee  of its  election  to defend  such claim  within the time  prescribed herein,  or after  having  elected to defend such claim fails to  institute  and maintain such defense as prescribed  herein,  or if such defense is unsuccessful then, in any such event,  the  Indemnitor  shall fully satisfy and discharge the claim  within  ten  (10)  days  after  notice  from  the  Indemnitee  requesting
Indemnitor  to do so. If the  Indemnitor  assumes  the  defense of any action or proceeding (y) no compromise or settlement of such claims may be effected by the
Indemnitor  without the  Indemnitee's  consent unless (A) there is no finding or admission of any  violation  of any legal  requirement  or any  violation of the rights of any person and no effect on any other  claims that may be made against the Indemnitee,  and (B) the sole relief  provided is monetary  damages that are paid in full by the  Indemnitor;  and (z) the Indemnitee  will have no liability with respect to any compromise or settlement of such claims effected without its consent.

         SECTION 10.6   PROCEDURE FOR  INDEMNIFICATION  - OTHER CLAIMS.  A claim
for  indemnification  for any matter not  involving a  third-party  claim may be asserted by notice to the party from whom indemnification is sought.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         SECTION 11.1   EXPENSES. Except as otherwise expressly provided in this
Agreement,  each  party to this  Agreement  shall bear its  respective  expenses incurred in connection with the preparation,  execution, and performance of this
Agreement  and the  transactions  contemplated  hereby,  including  all fees and expenses of its representatives.

         SECTION  11.2  NOTICES.  All  notices,  consents,  waivers,  and  other communications  under this  Agreement  must be in writing  and will be deemed to have been duly given when (a)  delivered by hand (with written  confirmation  of receipt),  (b)  sent by  facsimile  with  confirmation  of  transmission  by the

                                       23

transmitting  equipment,  (c)  received by the  addressee,  if sent by certified mail,  return  receipt  requested,  (d) sent by email;  or (e)  received  by the addressee,  if sent by a nationally  recognized  overnight delivery service,  in each case to the appropriate  addresses or facsimile numbers set forth below (or to such other addresses or facsimile  numbers as a party may designate by notice to the other parties):

                  Buyer:                    GlobalOptions Group, Inc.
                                            75 Rockefeller Plaza, 27th Floor
                                            New York, NY  10019
                                            Attn:  Jeff Nyweide
                                            Fax:  212-445-0054
                                            Email:  jnyweide@globaloptions.com

                  with a copy to:           Morton S. Taubman, Esq.
                                            1201 15th Street, N.W., Second Floor
                                            Washington, D.C. 20005
                                            Fax:  202-659-2679
                                            Email: mtaubman@isiwdc.com

                  Seller                    Hyperion Risk, Inc.
                                            P.O. Box 622022
                                            Orlando, FL 32862
                                            Attn:  Frank Pinder
                                            Fax:  407-859-0942
         `                                  Email:  FPINDER@HYPERIONRISK.COM

                  with a copy to:           Cramer, Price  & deArmas
                                            1411 Edgewater Drive, Suite 200
                                            Orlando, FL 32804
                                            Attn: Charles W. Cramer, Esq.
                                            Fax:407-843-6300
                                            cramer@cramerprice.com

         SECTION 11.3   JURISDICTION.  The  parties  agree  that the  state  and
federal courts  located in New York City,  New York,  will be the sole venue and will  have  sole  jurisdiction  for  the  resolution  of  all  disputes  arising hereunder.  Process in any action or  proceeding  referred  to in the  preceding sentence may be served on any party anywhere in the world.

         SECTION  11.4  WAIVER.  No  failure  to  exercise,   and  no  delay  in
exercising,  on the part of either party,  any right hereunder will operate as a waiver thereof,  nor will any single or partial  exercise of any right hereunder preclude further exercise of any other right hereunder.

         SECTION  11.5  ENTIRE  AGREEMENT  AND  MODIFICATION.   This  Agreement,
together  between  Seller  and  Buyer  and the  Schedules,  Exhibits,  and other documents  delivered  pursuant to this  Agreement,  constitutes  a complete  and exclusive  statement  of the terms of the  agreement  between the  parties  with respect to its  subject  matter and  supersedes  all prior  agreements,  whether written or oral,  between the parties with respect to its subject  matter.  This

                                       24

Agreement may not be amended except by a written  agreement  signed on behalf of each of the parties hereto.  Provided,  however, the Buyer shall have a right to waive any conditions  contained in Article 6 to accomplish  the Closing  without the consent of the Seller.

         SECTION 11.6   ASSIGNMENTS,  SUCCESSORS,  AND NO THIRD-PARTY RIGHTS. No
party may assign any of its rights or delegate any of its obligations under this
Agreement  without the prior written  consent of the other parties,  except that
Buyer may assign any of its rights and  delegate  any of its  obligations  under this  Agreement (i) to any affiliate of Buyer,  and (ii) in connection  with the sale of all or substantially  all of the assets of Buyer,  provided that no such assignment  or  delegation  will  relieve  Buyer  from  any of  its  obligations hereunder.  Subject to the preceding sentence,  this Agreement will apply to, be binding in all respects  upon,  and inure to the benefit of the  successors  and permitted assigns of the parties. Nothing in this Agreement will be construed to give any person other than the parties to this  Agreement any legal or equitable right  under  or  with  respect  to  this  Agreement  or any  provision  of this
Agreement,  except  such  rights  as shall  inure to a  successor  or  permitted assignee pursuant to this SECTION 11.6.

         SECTION 11.7   SEVERABILITY. If any provision of this Agreement is held
invalid  or  unenforceable  by any court of  competent  jurisdiction,  the other provisions of this Agreement  will remain in full force and effect.  The parties agree that if any provision  contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining  provisions of this Agreement valid and enforceable to the fullest extent  permitted by law and, to the extent necessary,  shall  amend or  otherwise  modify  this  Agreement  to replace  any provision  contained herein that is held invalid or  unenforceable  with a valid and enforceable provision giving effect to the intent of the parties.

         SECTION 11.8   SECTION HEADINGS, CONSTRUCTION. The headings of Articles
and Sections in this  Agreement are provided for  convenience  only and will not affect its  construction or  interpretation.  All Exhibits and Schedules to this
Agreement  are  incorporated  into  and  constitute  an  integral  part  of this
Agreement as if fully set forth herein. All words used in this Agreement will be construed to be of such gender or number as the context  requires.  The language used in the Agreement  shall be construed,  in all cases,  according to its fair meaning,  and not for or against any party hereto. The parties  acknowledge that each party has reviewed  this  Agreement and that rules of  construction  to the effect that any ambiguities  are to be resolved  against the drafting party will not be available in the interpretation of this Agreement.

         SECTION 11.9   GOVERNING  LAW. This  Agreement  will be governed by and
construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

         SECTION 11.10  COUNTERPARTS.  This  Agreement may be executed in one or more  counterparts,  each of which will be deemed to be an original copy of this
Agreement and all of which,  when taken  together,  will be deemed to constitute one and the same agreement.

         SECTION  11.11 FURTHER   ASSURANCES.   The  parties   shall   cooperate
reasonably  with  each  other  and  with  their  respective  representatives  in connection  with any  steps  required  to be  taken as part of their  respective

                                       25

obligations  under this  Agreement,  and the parties  agree (a) to furnish  upon request to each other such  further  information,  (b) to execute and deliver to each other such other documents,  and (c) to do such other acts and things,  all as the other party may  reasonably  request for the purpose of carrying  out the intent of this Agreement and the transactions contemplated hereby.

         SECTION  11.12 LEGAL  FEES.  In the event  that legal  proceedings  are commenced by Buyer against  Seller,  or by Seller against  Buyer,  in connection with  this  Agreement  or the  transactions  contemplated  hereby,  the party or parties  that  do not  prevail  in such  proceedings  shall  pay the  reasonable
attorneys'  fees  and  expenses   incurred  by  the  prevailing  party  in  such
proceedings  in the event of a ruling by a court of  competent  jurisdiction  in favor of the prevailing party.

                              REMAINING PAGE BLANK

                                       26

         IN WITNESS  WHEREOF,  the parties  have  executed  this Asset  Purchase
Agreement as of the date first written above.

                                            BUYER:

                                            GLOBALOPTIONS GROUP, INC.

                                            By: /s/ Harvey W. Schiller
                                                --------------------------------
                                            Name: Harvey W. Schiller
                                            Its: Chairman and Chief Executive Officer

                                            SELLER:

                                            HYPERION RISK, INC.

                                            By: /s/ Franklin B. Pinder III
                                                --------------------------------
                                            Name: Franklin B. Pinder III
                                            Its: President